UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): April 4, 2005
                                                           -------------


                              CHENIERE ENERGY, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                         1-16383               95-4352386
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
incorporation or organization)                               Identification No.)

                717 Texas Avenue
                   Suite 3100
                 Houston, Texas                                   77002
    (Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code: (713) 659-1361


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement

See the discussion below in Item 5.02 regarding an employment arrangement entered into with Stanley C. Horton as President and Chief Operating Officer of Cheniere Energy, Inc. (the "Company"), effective April 18, 2005. A Summary of Executive Compensation for President and Chief Operating Officer is set forth in
Exhibit 10.1 attached hereto and is incorporated in this Current Report as if fully set forth herein.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 4, 2005, the Company issued a press release announcing that its Board of Directors appointed Stanley C. Horton as its President and Chief Operating Officer, effective April 18, 2005. Mr. Horton is 55 years old. Mr. Horton has over 30 years of experience in the natural gas and energy industry. From November 2004 to March 2005, Mr. Horton served as President and Chief Operating Officer of Southern Union's CrossCountry Energy and Panhandle Energy, an owner and operator of 18,000 miles of interstate pipelines and the Lake Charles LNG receiving terminal. Previous positions include President of Northern Natural Gas, an operator of an interstate natural gas pipeline, President of Transwestern Pipeline, an owner and operator of interstate natural gas transmission lines, and President of Florida Gas Transmission, an owner and operator of natural gas pipeline businesses. Mr. Horton currently serves on both the Executive Committee and the Board of Directors for the Interstate Natural Gas Association of America and was its Chairman in 2000. He also has chaired the Gas Industry Standards Board (2000) and the Natural Gas Council (2002). He previously served on the Board of Directors of Portland General Electric, an electric utility, and the Board of Directors of Elektro Eletricidade e Servicos S.A., a local electricity distribution company in Sao Paulo, Brazil. Mr. Horton received a Bachelor of Science in Finance from the University of Florida and a Master of Science from Rollins College.

Along with all of the Company's executive officers, Mr. Horton will be an "at will" employee and does not have an employment or severance agreement. The unwritten arrangement under which Mr. Horton will be compensated includes:

     o    a salary, reviewed annually by the Compensation Committee;

     o eligibility for a discretionary annual cash bonus, as determined by the Compensation Committee;

     o eligibility for awards under Cheniere's 2003 Stock Incentive Plan, as determined by the Compensation Committee;

     o    health, life, disability and other insurance and/or benefits; and

     o    vacation, paid sick leave and all other employee benefits.

The Compensation Committee has established Mr. Horton's annual base salary of $400,000, which is based on competitive market data. The Compensation Committee intends to make two option grants to Mr. Horton, effective April 18, 2005:
150,000 options at the closing market price on April 18, 2005 to vest equally on the first four anniversary dates of the date of grant, and 150,000 options at the closing market price on April 18, 2005 to vest equally on the fourth, fifth and sixth anniversary dates of the date of grant.

Charif Souki, the Company's current Chairman of the Board, President and Chief Executive Officer will relinquish the title of President on April 18, 2005, when Mr. Horton becomes the Company's President and Chief Operating Officer.

The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this Current Report as if fully set forth herein.


Item 9.01         Financial Statements and Exhibits

c) Exhibits

    Exhibit
     Number                             Description
    -------                             -----------


      10.1 Summary of Compensation for President and Chief Operating Officer (filed herewith)
      99.1         Press Release, dated April 4, 2005 (filed herewith)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CHENIERE ENERGY, INC.


         Date:  April 4, 2005     By:               /s/ Don A. Turkleson
                                           -------------------------------------
                                           Name:    Don A. Turkleson
                                           Title:   Senior Vice President and
                                                    Chief Financial Officer




                                  EXHIBIT INDEX

    Exhibit
     Number                             Description
    -------                             -----------


      10.1 Summary of Compensation for President and Chief Operating Officer (filed herewith)
      99.1         Press Release, dated April 4, 2005 (filed herewith)